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                                                                   EXHIBIT 21.01

                                 KELLOGG COMPANY

                                  SUBSIDIARIES
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NORTH AMERICA
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Argkel, Inc. - Battle Creek, MI
Ensemble Functional Food Company - Battle Creek, MI  Liquidating
Gollek Inc. - Battle Creek, MI
K-One Inc. - Battle Creek, MI
K-Two Inc. - Battle Creek, MI
K (China) Limited - Battle Creek, MI
K India Private Limited - Battle Creek, MI
Kashi Company - LaJolla, California
Keeb Canada Inc. - Rexdale, Ontario, Canada
Keebler USA, Inc. - Battle Creek, MI
Kelarg, Inc. - Battle Creek, MI
Kellogg Asia Inc. - Battle Creek, MI
Kellogg Asia Marketing Inc. - Battle Creek, MI
Kellogg Brasil, Inc. - Battle Creek, MI
Kellogg Caribbean Inc. - Battle Creek, MI
Kellogg Caribbean Services Company, Inc. - Guayabo, Puerto Rico
Kellogg Chile Inc. - Battle Creek, MI
Kellogg Fearn, Inc. - Battle Creek, MI
Kellogg Italia S.p.A. - Battle Creek, MI
Kellogg Latvia, Inc. - Battle Creek, MI
Kellogg Sales Company - Battle Creek, MI                        Liquidated as of 1/1/02
Kellogg Services Group, Inc. - Battle Creek, MI                 Liquidated as of 1/1/02
Kellogg (Thailand) Limited - Battle Creek, MI
Kellogg USA Inc. - Battle Creek, MI
KFSC, Inc. - Barbados
McCamly Plaza Hotel Inc. - Battle Creek, MI
Mountaintop Baking Company - Battle Creek, MI
The Eggo Company - Battle Creek, MI
Trafford Park Insurance Limited - Bermuda
Kellogg Canada Inc. - Rexdale, Ontario, Canada
Gollek Interamericas, S. de R. L. de C.V., Queretaro, Mexico (subsidiary of Kellogg Canada)
Kellogg's Malaysia Manufacturing SDN. BHD, Kuala Lumpur, Malaysia (subsidiary of Kellogg Canada)
Worthington Foods, Inc., Worthington, Ohio
Specialty Foods Investment Company (subsidiary of Worthington Foods, Inc.)
Kellogg A$, Cayman Islands                                      Liquidating in 1st quarter, 2002
Kellogg Yen, Cayman Islands                                     Liquidating in 1st quarter, 2002
Kellogg Bolivar, Cayman Islands                                 Liquidating in 1st quarter, 2002
Kellogg C$, Cayman Islands                                      Liquidating in 1st quarter, 2002
Kellogg Euro, Cayman Islands                                    Liquidating in 1st quarter, 2002
Kellogg Sterling, Cayman Islands                                Liquidating in 1st quarter, 2002
Kellogg Mpeso, Cayman Islands                                   Liquidating in 1st quarter, 2002
Kellogg Talbot Limited - Battle Creek, MI

ASIA-PACIFIC
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Kellogg Asia Pacific Limited, Hong Kong
Kellogg (Aust.) Pty. Ltd. - Sydney, Australia
Day Dawn (Aust.) Pty. Ltd. - Pagewood, Australia (subsidiary of Kellogg Australia)
Kellogg (N.Z.) Limited - Auckland, New Zealand (subsidiary of Kellogg Australia)
Kellogg Superannuation Pty. Ltd. - Sydney, Australia (subsidiary of Kellogg Australia)
Kellogg (China) Limited - Guangzhou, China
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Kellogg Company of South Africa (Pty.) Ltd. - Springs, South Africa
Kellogg Project 1995 (Pty.) Ltd. - Springs, South Africa (subsidiary of Kellogg South Africa)
Kellogg India Private Limited - Mumbai, India
Kellogg (Japan) K.K. - Tokyo, Japan
Kellogg (Thailand) Limited - Bangkok,Thailand
Nhong Shim Kellogg Co. Ltd. - Seoul, South Korea
The Kellogg Healthy Snak People Pty Limited - Carmahaven, NSW, Australia
Worthington Australia (subsidiary of Worthington Foods, Inc.)                   Liquidating
Kellogg South East Asia Sdn. Bhd., Malaysia                                     Liquidating
Kellogg Asia Marketing (Shanghai) Trading Co. Ltd., Shanghai                    Liquidating

EUROPE
------
Gollek B.V. - Amsterdam, The Netherlands
Kellogg Company of Great Britain Limited - Manchester, England
Favorite Food Products Limited - Manchester, England (subsidiary of Kellogg Great Britain)
Garden City Bakery Limited - Manchester, England (subsidiary of Lender's Bakery Limited)       Liquidating
Kelcone Limited - Aylesbury, England (subsidiary of Kellogg Great Britain)
Kelcorn Limited - Manchester, England (subsidiary of Kellogg Great Britain)
Kellogg Company of Ireland, Limited - Dublin, Ireland (subsidiary of Kellogg Great Britain)
Kellogg Management Services (Europe) Limited - Manchester, England
         (subsidiary of Kellogg UK Holding)
Kellogg Marketing and Sales Company (UK) Limited - Manchester, England
         (subsidiary of Kellogg UK Holding)
Kellogg Supply Services (Europe) Limited - Manchester, England
         (subsidiary of Kellogg UK Holding Co)
Kellogg Talbot Limited - Manchester, England
Kellogg Manchester Limited - Manchester, England Kelf Limited - Manchester, England
Kellogg U.K. Holding Company Limited - Manchester, England
Kellogg Espana, S.A. - Valls, Spain (subsidiary of Kellogg Great Britain)
Kelmill Limited - Liverpool, England (subsidiary of Kellogg Great Britain)
Kelpac Limited - Manchester, England (subsidiary of Kellogg Great Britain)
Lender's Bakery Limited - Manchester, England (subsidiary of Kellogg UK Holding)           Liquidating
Portable Foods Manufacturing Company Limited - Manchester, England
Saragusa Frozen Foods Limited - Manchester, England (subsidiary of Kellogg Great Britain)
Kellogg (Deutschland) GmbH - Bremen, Germany
Gebrueder Nielsen Reismuehlen und Staerke-Fabrik mit Beschraenkter Haftung - Bremen,
         Germany (subsidiary of Kellogg Deutschland)
Reis- und Handels AG Unterstuetzungskasse GmbH - Bremen, Germany (subsidiary of Kellogg
         Deutschland)
Kellogg (Hungary) Trading Limited Liability Company, Budapest, Hungary
Kellogg Italia S.p.A. - Milan, Italy
Kellogg Latvia, Inc. - Riga, Latvia             Liquidating
Kellogg (Poland) Sp. zo.o., Warsaw, Poland      Liquidating
Kellogg's Produits Alimentaires, S.A. - Rosny, France
Nordisk Kellogg's A/S - Svendborg, Denmark
NK Leasing, Svendborg, Denmark (subsidiary of Nordisk Kellogg's A/S)
Kellogg (Schweiz) AG, Kanton, Zug, Switzerland (subsidiary of Kellogg Deutschland)
Kellogg (Osterreich) GmbH, Vienna, Austria (subsidiary of Kellogg Deutschland)

LATIN AMERICA
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Alimentos Kellogg, S.A. - Caracas, Venezuela
Gollek, S.A. - Caracas, Venezuela (subsidiary of Alimentos Kellogg) Gollek Servicios, S.C., Queretaro, Mexico
Gollek Argkel, Queretaro, Mexico
Kellogg Argentina S.A. - Buenos Aires, Argentina
Kellogg Brasil & Cia. - Sao Paulo, Brasil
Kellogg Chile Limited - Santiago, Chile
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                                       3

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Kellogg de Centro America, S.A. - Guatemala, Centro America
Kellogg de Colombia, S.A. - Bogota, Colombia
Kellogg de Mexico, S.A. de C.V. - Queretaro, Mexico
Kellogg El Salvador Ltda. de D.V., El Salvador
CELNASA (La Compania de Cereales Nacionales S.A.), Ecuador
Kellogg de Peru, S.A.C., Lima, Peru
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                                       4


                              KEEBLER FOODS COMPANY
                         A SUBSIDIARY OF KELLOGG COMPANY
                             AS OF NOVEMBER 16, 2001
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KEEBLER FOODS COMPANY SUBSIDIARIES:
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KEEBLER LEASING CORP.- Elmhurst, IL
KEEBLER FUNDING CORPORATION- Elmhurst, IL
SHAFFER, CLARKE & CO., INC- Elmhurst, IL
JOHNSTON'S READY CRUST COMPANY- Elmhurst, IL
BAKE-LINE PRODUCTS, INC. - Des Plaines, IL
BDH, INC.- Cary, NC
AUSTIN QUALITY FOODS, INC. - Cary, NC
AQFTM, INC. - Cary, NC
CARY LAND CORPORATION- Cary, NC
KEEBLER COMPANY- Elmhurst, IL

KEEBLER COMPANY SUBSIDIARIES

KEEBLER COMPANY/PUERTO RICO, INC.- Puerto Rico
HOLLOW TREE COMPANY- Elmhurst, IL
KEEBLER COOKIE AND CRACKER COMPANY- Elmhurst, IL
ILLINOIS BAKING CORPORATION- Elmhurst, IL
KEEBLER H.C., INC. - Elmhurst, IL
STEAMBOAT CORPORATION- Elmhurst, IL
KEEBLER FOREIGN SALES CORPORATION- Elmhurst, IL
KEEBLER-GEORGIA, INC. - Elmhurst, IL
KEEBLER INTERNATIONAL PREP TRACK &FIELD INVITATIONAL FOUNDATION- Elmhurst, IL
KEEBLER COMPANY FOUNDATION HOLLOW TREE FINANCIAL COMPANY, L.L.C
ELFIN EQUITY COMPANY, L.L.C- Elmhurst, IL
KEEBLER ASSETS COMPANY, L.L.C.- Elmhurst, IL (is owned by Keebler Co. 34%, Keebler-Georgia 33%,
                                     Keebler Leasing Corp. 33%)
GODFREY TRANSPORT, INC.- Indianpolis, Indiana
PRESIDENT BAKING COMPANY, L.L.C.- Atlanta, GA
MOTHER'S COOKIE COMPANY, L.L.C.- Louisville, KY
FAMOUS AMOS CHOCOLATE CHIP COOKIE COMPANY, L.L.C.
BARBARA DEE COOKIE COMPANY, L.L.C. - Louisville, KY
BISHOP BAKING COMPANY, INC.-  Cleveland, TN
MURRAY BISCUIT COMPANY, L.L.C. - Atlanta, GA
LITTLE BROWNIE BAKERS, L.L.C. - Louisville, KY
SUNSHINE BISCUITS, L.L.C.- Elmhurst, IL
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